UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-7100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2011, Streamline Health Solutions, Inc. (the “Company”) entered into subscription agreements (“Subscription Agreements”) with Robert E. Watson, President and Chief Executive Officer of the Company, and a member of the board of directors of the Company, Jonathan R. Phillips, Richard C. Levy, M.D., Jay D. Miller, Andrew L. Turner and Edward J. VonderBrink, all members of the board of directors of the Company, Richard D. Leach, Senior Vice President and Chief Marketing Officer of the Company, Stephen H. Murdock, Senior Vice President and Chief Financial Officer of the Company, Patricia K. Wharton, Vice President of Account Management of the Company, and James Rice and Robert M. Brooks, both members of the management team of the Company (together, the “Buyers”). Pursuant to the Subscription Agreements, an aggregate of 244,845 shares of common stock (the “Shares”) were issued to the Buyers at a price per share of $1.65.

The Shares were issued pursuant to the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-166843) that was declared effective on July 20, 2010. A prospectus supplement describing the terms of the Offering was filed with the Securities and Exchange Commission on December 27, 2011. The offering closed on December 28, 2011. The net proceeds to the Company from the offering, after deducting estimated offering expenses, were approximately $394,000.

The discussion in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the form of Subscription Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference in this Item. The opinion as to the validity of the Shares and consent to be named in the prospectus supplement of Benesch, Friedlander, Coplan & Aronoff, LLP are filed as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K.

Item 9.01.	Exhibits.

(d) Exhibits:

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff, LLP

10.1	Form of Subscription Agreement

23.1	Consent of Benesch, Friedlander, Coplan & Aronoff, LLP (included in Exhibit 5.1 hereto)

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2011	STREAMLINE HEALTH SOLUTIONS, INC.

	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer

EXHIBIT INDEX

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff, LLP

10.1	Form of Subscription Agreement

99.1	Press release